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                                  CERTIFICATE
                          AEW Real Estate Income Fund
                                 (the "Trust")

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on March 9, 2007:

VOTED: that the blanket bond issued by National Union Fire Insurance Company of Pittsburgh, PA providing fidelity bond protection of $12,000,000 for the series of IXIS Advisor Funds Trust I, IXIS Advisor Funds Trust II, IXIS Advisor Funds Trust III, IXIS Advisor Funds Trust IV, IXIS Advisor Cash Management Trust and AEW Real Estate Income Fund (the "Trusts") is hereby renewed and approved as being reasonable in form and amount, and that the Trusts' participation in the bond with the other named insureds is hereby approved for the period December 16, 2006 to December 15, 2007.

            AEW Real Estate Fund                                    $ 2,185
            AEW Real Estate Income Fund                             $ 1,480
            CGM Advisor Targeted Equity Fund                        $ 8,670
            Hansberger International Fund                           $ 1,966
            Harris Associates Focused Value Fund                    $ 2,694
            Harris Associates Large Cap Value Fund                  $ 3,146
            IXIS Cash Management Trust - Money Market Series        $ 2,922
            IXIS Equity Diversified Portfolio                       $   343
            IXIS Income Diversified Portfolio                       $   954
            IXIS Moderate Diversified Portfolio                     $ 1,162
            IXIS U.S. Diversified Portfolio                         $ 7,139
            IXIS Value Fund                                         $ 1,548
            Loomis Sayles Core Plus Bond Fund                       $ 2,548
            Loomis Sayles Massachusetts Tax Free Income Fund        $   869
            Vaughan Nelson Small Cap Value Fund                     $ 1,576
            Westpeak Capital Growth Fund                            $   668
                                                                    -------
                                                             TOTAL  $39,873
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                                                    /s/ Paula Gilligan
                                                    ---------------------------
                                                    Paula Gilligan
                                                    Assistant Secretary